PACHOLDER HIGH YIELD FUND, INC.

	   Secretary's Certificate

The undersigned hereby certifies that she is the Secretary of Pacholder High Yield Fund,
Inc. (the "Fund"), a corporation organized and existing under the laws of the state of Maryland;
that the following resolutions approving the amount and form of the fidelity bond were adopted by vote of a majority of the members of the Board of Directors of the Fund, including a majority of the directors who are not interested persons of the Fund (within the meaning of Section
2(a)(19) of the Investment Company Act of 1940 Act, as amended), on the 21st day of May 2007; and that said resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof:


RESOLVED, that the proposed Fidelity Bond written by St. Paul Fire and Marine Insurance Company
(the "Bond") in the amount of $600,000, covering, among others, officers and employees of the Pacholder High Yield Fund, Inc. (the "Fund"), in accordance with the requirements of Rule 17g-1 promulgated by the Securities and Exchange Commission under Section 17(g) of the Investment Company Act of 1940, as amended (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Fund to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of assets of the Fund, and the nature of the securities in the Fund's portfolio;
and further

RESOLVED, that the Bond be, and hereby is, approved by a vote of a majority of the Directors and separately by the Directors who are not "interested persons" as that term is defined in the 1940 Act;
and further

RESOLVED, that the Secretary of the Fund shall file the Bond to be filed with the Securities and Exchange
Commission and give notice required under paragraph
(g) of the aforementioned Rule 17g-1; and further

RESOLVED, that the appropriate officers of the Fund be, and each of them hereby is, authorized to make any and all payments and to do any and all other acts, in the name of the Fund and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

Dated this 1st day of August, 2007

	__/s/ Jessica K. Ditullio___
	Jessica K. Ditullio, Secretary